                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia corporation (the "Corporation"), hereby constitutes and appoints David H. Baggs, David A. Boor, Ellen M. Fitzsimmons and Peter J. Shudtz, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file (i) one or more Registration Statements on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance, either separately or together with other such securities, of senior and subordinated debt securities, trust preferred securities (and any related guarantee and agreement as to expenses and liabilities), common stock, preferred stock, depositary shares representing fractional interests in preferred stock (each a "Security" and collectively, the "Securities") (including any Securities that are, by their terms, exchangeable for or convertible into other Securities and the Securities issuable upon exchange or conversion of such convertible or exchangeable Securities), and warrants or rights to purchase Securities which will generate proceeds of up to $1,000,000,000 (or the equivalent in foreign denominated currency), of the Corporation, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his or her substitute, may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 1st day of May, 2001.



                /s/ ELIZABETH E. BAILEY                                   /s/ JAMES W. MCGLOTHLIN
-----------------------------------------------------     -----------------------------------------------------
                  Elizabeth E. Bailey                                       James W. McGlothlin


                /s/ H. FURLONG BALDWIN                                   /s/ SOUTHWOOD J. MORCOTT
-----------------------------------------------------     -----------------------------------------------------
                  H. Furlong Baldwin                                       Southwood J. Morcott


                /s/ CLAUDE S. BRINEGAR                                      /s/ CHARLES E. RICE
-----------------------------------------------------     -----------------------------------------------------
                  Claude S. Brinegar                                          Charles E. Rice


               /s/ ROBERT L. BURRUS, JR.                                 /s/ WILLIAM C. RICHARDSON
-----------------------------------------------------     -----------------------------------------------------
                 Robert L. Burrus, Jr.                                     William C. Richardson


                 /s/ BRUCE C. GOTTWALD                                   /s/ FRANK S. ROYAL, M.D.
-----------------------------------------------------     -----------------------------------------------------
                   Bruce C. Gottwald                                       Frank S. Royal, M.D.


                   /s/ JOHN R. HALL                                          /s/ JOHN W. SNOW
-----------------------------------------------------     -----------------------------------------------------
                     John R. Hall                                              John W. SNOW


                 /s/ E. BRADLEY JONES                                       /s/ PAUL R. GOODWIN
-----------------------------------------------------     -----------------------------------------------------
                   E. Bradley Jones                                           Paul R. Goodwin


                 /s/ ROBERT D. KUNISCH                                       /s/ JAMES L. ROSS
-----------------------------------------------------     -----------------------------------------------------
                   Robert D. Kunisch                                           James L. Ross